UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2017

Fulton Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	0-10587	23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Square Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 291-2411

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On March 16, 2017, Fulton Financial Corporation (“Fulton Financial”) issued and sold $125.0 million aggregate principal amount of its 3.60% Senior Notes due 2022 (the “Notes”) pursuant to an Underwriting Agreement, dated March 13, 2017 (the “Underwriting Agreement”), between Fulton Financial and Keefe, Bruyette & Woods, Inc. as underwriter. The Notes were offered and sold pursuant to Fulton Financial’s registration statement on Form S-3 (Registration No. 333-197730) filed with the Securities and Exchange Commission on July 30, 2014, and the prospectus contained therein, as supplemented by the prospectus supplement dated March 13, 2017. Fulton Financial received approximately $123.0 million in net proceeds, after underwriting discounts and commissions and offering expenses payable by Fulton Financial, from the sale of the Notes.

The Notes were issued pursuant to an Indenture, dated as of March 16, 2017 (the “Indenture”), as supplemented by the First Supplemental Indenture (the “First Supplemental Indenture”), dated as of March 16, 2017, between Fulton Financial and Wilmington Trust, National Association, as trustee. The Notes will mature on March 16, 2022 and are not redeemable at the option of Fulton Financial or repayable at the option of the holders at any time before that date. The Notes are unsecured and unsubordinated obligations of Fulton Financial and will rank equal in right of payment to all of Fulton Financial’s existing and future unsecured and unsubordinated obligations, will be senior in right of payment to all of Fulton Financial’s existing and future unsecured and subordinated indebtedness, will be structurally subordinated to Fulton Financial’s future secured indebtedness to the extent of the value of the assets securing such indebtedness and will be structurally subordinated to all of Fulton Financial’s existing and future liabilities and obligations of its subsidiaries.

Each of the following constitutes an event of default under the Indenture with respect to the Notes: (1) failure to pay any installment of interest on the Notes when due and payable, continued for 30 days; (2) failure to pay the principal of, or premium, if any, on the Notes when due; (3) default in the performance or breach of any other covenants or warranty in the Indenture with respect to the Notes for 60 days after Fulton Financial receives notice of such default or breach; or (4) certain events with respect to bankruptcy, insolvency, reorganization or other similar law. If an event of default occurs, the principal of the Notes may be accelerated pursuant to the Indenture.

The foregoing description of the Underwriting Agreement, Indenture and Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of such document. For a complete description of the Underwriting Agreement, please refer to the Underwriting Agreement, attached as Exhibit 1.1 to this Current Report on Form 8-K, and incorporated herein by reference. For a complete description of the Indenture and Supplemental Indenture, which includes the Form of Notes, please refer to the Indenture, attached as Exhibit 4.1, and to the Supplemental Indenture, attached as Exhibit 4.2, to this Current Report on Form 8-K, and are incorporated herein by reference. The Form of 3.60% Senior Notes due 2022 is included in Exhibit 4.2. Sullivan & Cromwell LLP and Barley Snyder LLP have each opined on the validity of the Notes. The opinions of Sullivan & Cromwell LLP and Barley Snyder LLP, and their respective consents, are included as Exhibit 5.1 and Exhibit 5.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01 – Regulation FD Disclosure.

On March 16, 2017, Fulton Financial issued a press release announcing the closing of its previously announced public offering of the Notes. A copy of the press release is attached hereto as Exhibit 99.1. Exhibit 99.1 is incorporated by reference into this Item 7.01.

The information in this Item 7.01, including Exhibit 99.1 incorporated herein by reference, is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1 incorporated herein by reference, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01 – Financial Statements and Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 13, 2017, between Fulton Financial Corporation and Keefe, Bruyette & Woods, Inc. as underwriter.

4.1	Indenture, dated March 16, 2017, between Fulton Financial Corporation and Wilmington Trust, National Association.

4.2	First Supplemental Indenture, dated March 16, 2017, between Fulton Financial Corporation and Wilmington Trust, National Association.

4.3	Form of 3.60% Senior Notes due 2022 (included in Exhibit 4.2).

5.1	Opinion of Sullivan & Cromwell LLP.

5.2	Opinion of Barley Snyder LLP.

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

23.2	Consent of Barley Snyder LLP (included in Exhibit 5.2).

99.1	Press Release of Fulton Financial, dated March 16, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fulton Financial Corporation

Date: March 16, 2017	By:	/s/ Daniel R. Stolzer
Daniel R. Stolzer Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 13, 2017, between Fulton Financial Corporation and Keefe, Bruyette & Woods, Inc. as underwriter.

4.1	Indenture, dated March 16, 2017, between Fulton Financial Corporation and Wilmington Trust, National Association.

4.2	First Supplemental Indenture, dated March 16, 2017, between Fulton Financial Corporation and Wilmington Trust, National Association.

4.3	Form of 3.60% Senior Notes due 2022 (included in Exhibit 4.2).

5.1	Opinion of Sullivan & Cromwell LLP.

5.2	Opinion of Barley Snyder LLP.

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

23.2	Consent of Barley Snyder LLP (included in Exhibit 5.2).

99.1	Press Release of Fulton Financial, dated March 16, 2017.

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